                                                                EXHIBIT 99.16(d)

Merrill Lynch Arizona Municipal Bond Fund of Merrill Lynch Multi-State Series Trust - Class D
   10/21/94 - 7/31/95                           Since                Since
                                               Inception           Inception
                                             Average Annual          Total
                                              Total Return          Return*
                                             --------------      --------------
Initial Investment                            $1,000.00           $1,000.00

Divided by Initial Maximum Offering Price         10.47
                                              ---------
Divided by Net Asset Value                                            10.05
                                                                  ---------
Equals Shares Purchased                          95.520              99.502

Plus Shares Acquired through
  Dividend Reinvestment                           4.440               4.625
                                              ---------           ---------


Equals Shares Held at 7/31/95                    99.960             104.128


Multiplied by Net Asset Value at 7/31/95          10.46               10.46
                                              ---------           ---------

Equals Ending Redeemable Value at
   $1,000 Investment (ERV) at 7/31/95          1,045.58            1,089.18

Divided by $1,000 (P)                            1.0456              1.0892

Subtract 1                                       0.0456              0.0892


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)       4.56%
                                              =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               8.92%
                                                                  =========
ERV divided by P                                 1.0456

Raise to the power of                            1.2898

Equals                                           1.0592

Subtract 1                                       0.0592


Expressed as a percentage equals the
  Average Annualized Total Return                 5.92%
                                              =========

*  Does not include sales charge for the period.

     30 DAYS STANDARDIZED YIELD
   FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH ARIZONA MUNICIPAL BOND FUND OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D

Long term income generally based on yield to
  maturity times market value of each security                   $2,412

Plus short term income accrued for the past
  thirty days                                                       228
                                                            -----------
Equals Total Income                                               2,640

Less expenses for the past thirty days                             -418
                                                            -----------
Equals net monthly income for yield calculation                   2,222
                                                            -----------
Average shares outstanding for 30 days                           53,423

Times the Maximum Offering Price                                  10.89
                                                            -----------
Equals total dollars                                           $581,773
                                                            ===========

Net monthly income divided by total dollars equals          0.003819357

Add 1                                                       1.003819357

Raise to the power of 6                                     1.023136072

Subtract 1                                                  0.023136072

Times 2                                                     0.046272144

Expressed as a percentage equals the
  standardized yield for 30 day period                            4.63%
                                                                  =====

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                          6.43%
                                                                  =====